Brink’s Q2 2023 Investor Presentation June 1, 2023 Exhibit 99.1

2 These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to, information regarding: 2023 outlook, including revenue, operating profit, adjusted EBITDA, earnings per share, net debt and leverage, free cash flow and the drivers thereof; 2024 financial targets; acquisition-related synergies; capital allocation priorities, including future expected share repurchase activity and dividend increases; future operating profit impact related to global restructuring activities; strategic priorities and initiatives; and expected impact from deployment of tech-enabled solutions, including digital retail solutions and ATM managed services. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, inflation, and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward- looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2022 and in related disclosures in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink’s. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix. Safe Harbor Statements and Non-GAAP Results

3 Agenda Brink’s Company Overview & Recent Highlights Investment Highlights • Shifting To a More Attractive Revenue Mix • Resilient Performance Across Economic Cycles • Strong Free Cash Profile & Capital Allocation Framework 2023 Guidance and 2024 Framework Appendix

Brink’s Company Overview & Recent Highlights

The Brink's Company: History of Security with a Digital Future

1859 · 1937 · 1983 · 1995 · 2003 · 2008 · // · 2018 · 2020 · 2021 · 2022

1859 – **Brink's founded** in Chicago

1937 – **Goes public** as Brink's Inc.



1983 – First **Brinks Home Security** Location

BRINKSHOME

1995 – **Launches CompuSafe** – Original tech-enabled device

2003 – **The Brink's Company** – starts trading on **NYSE**

2008 – Spins off **Brinks Home Security**

BRINKSHOME

2018 – **Acquires Dunbar**

Dunbar ARMORED

2018 – **Mark Eubanks** joins Brink's in CEO succession plan



2020 – **Acquires G4S Cash**[1]

G4S

2021 – **Expands Digital Retail Solutions (DRS);** introduces **Brink's Complete** Offering

2021 – **Enters AMS with PAI acquisition**

PAI – A Brink's Company

2022 – **Expands ATM Managed Services (AMS) to Europe with NoteMachine acquisition**

NM

1. Brink's acquired the majority of the G4S Cash business

BRINKS 5

Brink's is a leading global provider of cash and valuables management, digital retail solutions (DRS), and ATM managed services (AMS)

~$20B Global Cash Management Industry[1]


BRINKS
Other
Loomis
Prosegur
Garda

TTM Q1 2023 Revenue of $4.6B


Rest of World
North America
Europe
Latin America
39% TTM Q1 2023 Growth
DRS & AMS
18%
82%
Cash & Valuables Management

#1 or 2 provider in most geographies

A Leader in Cash & Valuables Management with Growth & Margin Opportunities in DRS and AMS

1. Global cash management industry data represents publicly available company data for cash services businesses and Brink's internal estimate based on internal and external sources, including Freedonia and Research and Markets report "Cash Logistics Global Market Report 2022". Does not include unvended and underserved market opportunities. Brink's data represents trailing twelve-month results as of First Quarter 2023 adjusted to include results for businesses acquired in 2022 as if they were owned for the entire period.

BRINKS 6

7 The Brink’s Company: Customer Offerings Cash and Valuables Management: ~$3.8B TTM Revenue Cash-in-Transit Brink’s Global ServicesATM Replenishment Cash Management ATM Managed Services and Digital Retail Solutions: ~$0.8B TTM Revenue ATM Managed Services Digital Retail Solutions Brink’s serves a diversified customer base including financial institutions, government central banks, restaurants, churches, grocers, enterprise retailers, and mid to small businesses

8 The Brink’s Company Strategy

9 Performance: Six Consecutive Quarters of Double-Digit Constant Currency Growth in Revenue and Operating Profit Highest First-Quarter Non-GAAP Adjusted EBITDA and Operating Profit Margins in Recent History in Q1 of 2023 Closed 2022 Global Restructuring Program in Q1 ’23 with Expected $60M in Permanent Cost Savings Utilized Share Repurchase Program to Reduce Outstanding Share Count by ~900,000 over the last 12 Months Increased Quarterly Dividend by 10% on May 4th, 2023 Strategic Investments and Focus: Customer Loyalty & Growth: Shifting Revenue to Higher Margin, Faster Growth, Recurring Revenue in AMS & DRS Innovation: Organic investments and complementary acquisitions (PAI, NoteMachine) drive AMS growth Operational Excellence: Launched Brink’s Business System to Drive Productivity and LEAN Framework Globally People / Talent: Purposeful Senior Leadership transition: both internal promotions and new hires (CFO, IR, CHRO, CXO, NA President) Added Free Cash Flow to Incentive Plan Structure down to Local Country Leaders Recent Performance & Strategy Highlights

Investment Highlights

11 Brink’s Investment Highlights Opportunity for superior revenue growth / resiliency, higher profit margins, and lower capital intensity 1. Shifting to a More Attractive Revenue Mix – AMS & DRS 2. Resilient Performance Across Economic Cycles 3. Strong Free Cash Flow Profile & Capital Allocation Framework Track record of stable revenue and profit performance in uncertain market conditions Expecting increasing Free Cash Flow with conversion approaching 50% of Adj. EBITDA in 2024

1. Shifting to a More Attractive Revenue Mix

Expecting ~ 20% of Revenue from AMS/DRS by Year End 2023


Brink's Revenue Mix
10%
13%
16%
18%
~20%
$359
$530
$743
$822
2020
2021
2022
Q1 '23 LTM
2023 Target
AMS/DRS
Cash & Valuables Mgmt
AMS/DRS Percent of Total

- AMS / DRS grew 50% in Q1 2023
  - Robust global pipeline of opportunities
- Growth Drivers:
  - Increased Target Market – SMEs
  - FI Outsourcing/Footprint rationalization
  - Conversion of existing customers
- Margin Drivers:
  - Less Stops / Route Optimization
  - Labor Utilization Efficiencies
- Customer Benefits:
  - DRS – Makes cash acceptance as easy as credit / debit
  - AMS – Turnkey solution, reduced cost

Growth supported by a robust global pipeline

AMS & DRS provide opportunity for superior growth and revenue consistency, higher profit margins, and lower capital intensity

BRINKS 12

13 1. Shifting to a More Attractive Revenue Mix – ATM Managed Services Brink’s is Uniquely Positioned in the AMS Market • Replenishment network infrastructure and cash availability is one of the largest cost components of owning ATMs • Additional ATMs improve density, creates leverage on already existing infrastructure, improves profit margins for Brink’s and lower costs for customers as they outsource • Deep AMS expertise, logistics infrastructure, and tech stack – building through organic and inorganic investments • Strengthening customer relationships across our global cash management business has fueled a robust organic AMS business development pipeline - highlighted by BPCE customer win in France ATM Services AMS Basic Cash Replenishment 1st Line Maintenance 2nd Line Maintenance Parts Management Remote Monitoring including Terminal Management Cash Forecasting Network Coverage Optimization Dispatching (Cash & Services) Transaction Processing Brink’s Leverages Existing Infrastructure and Human Capital to Provide Additional Value-Added AMS Offerings

1. Shifting to a More Attractive Revenue Mix – Digital Retail Solutions

DRS is improving the value proposition of cash management services both for Brink's and customers


Low — Subscription-Based Recurring Revenue — High
Higher — Capital Intensity — Lower
Higher — Working Capital Intensity — Lower
Slower — Customer Cash Access — Faster
Low — Safety & Security — High
Static — Service Frequency — Dynamic
Manual — POS Integration — Integrated
Complex — Accounting & Reconciliation — Simple
No Cash Management Solution
Traditional Cash-in-Transit
Digital Retail Solutions

BRINKS 14

15 2. Brink’s Has a History of Resilience Across Economic Cycles 7% -0.5% 4% 7% 6% 4% 5% 3% 6% 6% 7% 6% -7% 5% 12% ~9% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 PandemicRecession Organic Revenue Growth1 Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. 1. Total company organic revenue growth adjusted to exclude Venezuela prior to the 2018 deconsolidation. 2. At midpoint of guidance range. • Organic growth has been consistent across recessions and pandemics • Strong performance during the Great Recession • Rapid recovery into historical norms post shutdowns due to the COVID pandemic 4.0% 5.6% 7.4% 8.8% 10.1% 10.6% 10.3% 11.2% 12.1% ~13.3% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Operating Profit Margin • Margins are resilient during downturns with a large variable base to the cost structure • Labor, fleet and freight expenses make up around 70% of the cost structure and can largely flex based on revenue • Margins only down 30bps despite 7% organic revenue reduction during the pandemic (non-GAAP) 2 2 Pandemic

16 3. Capital Allocation Framework 1. At midpoint of guidance range. 2. Opex inv estments included in Adjusted EBITDA guidance. 3. Based on mid-point of FCF and Adjusted EBITDA guidance and scheduled debt payments. Disciplined capital allocation model expected to allow the flexibility to optimize shareholder returns in 2023 • Target Cash Capex of less than 4% of revenue in 2023 • Focus on deals with strong synergy potential that fit within our current footprint or service offerings • Achieve leverage target with Adjusted EBITDA growth3 • Planning for consistent annual increases • Take advantage of valuation opportunities 2x - 3x Net Debt Target Accretive M&A Share Repurchase Return of Capital Organic Investments2 Dividends $325 - $375 in 2023 Free Cash Flow 40% conversion from Adj. EBITDA1 Notes: Capital allocation priorities not shown in priority order. The 2023 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

17 3. Strong and Improving Free Cash Flow Profile (Non-GAAP, $ millions) Notes: See detailed reconciliations of non-GAAP to GAAP results in the appendix. Over $1 Billion in Free Cash Flow Generated Since 2018 $170 $179 $206 $245 $203 $350 33% 32% 36% 36% 26% 40% 2018 2019 2020 2021 2022 2023 Target Free Cash Flow & FCF as % of Adj EBITDA 2024 Free Cash Flow Conversion Targets Approaching 50% • Free Cash Flow added as a meaningful component of annual incentive pay – top ~200 leaders globally • Approximately $100m Adj. EBITDA growth expected in 2023: ~$60M of annualized restructuring benefits implemented • Working Capital Leverage – Reduce DSOs – Increase payables • CapEx Leverage – Less infrastructure needs due to AMS/DRS mix shift FCF Generation is Expected to Accelerate

2023 Guidance and 2024 Framework

19 2022 Actual 2023 Guidance Growth Revenue $4,536 $4,800 - 4,950 ~7% Operating Profit $550 $625 – 675 ~18% Margin 12.1% ~13.3% Adjusted EBITDA $788 $865 – 915 ~13% Margin 17.4% ~18.3% Free Cash Flow $203 $325 – 375 ~72% FCF / EBITDA 26% ~40% EPS $5.99 $6.45 – 7.15 ~14% 2023 Guidance and 2024 Framework (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP 2022 results in the Appendix. The 2023 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under rev iew, such as future restructuring actions. 2024 Framework Organic Revenue Growth Mid to High Single Digits Operating Profit Margin Improvement ~100bps Free Cash Flow Conversion Approaching 50% 2021 Constant Currency Investor Day Framework Remains Intact As of May 10, 2023

Appendix

21 First-Quarter 2023 Results Fourth Consecutive Quarter of Double-digit Organic Revenue and Op Profit Growth (non-GAAP, $ millions, except EPS) Revenue +10% Organic +13% Acq +3% FX (6%) EPS (3%)Adj. EBITDA +15%Op Profit +14% Organic +22% Acq +3% FX (11%) $978 $1,074 $1,185 2021 2022 2023 Constant Currency +16% Constant Currency +24% Constant Currency +23% Constant Currency +12% $137 $165 $191 2021 2022 2023 $90 $112 $127 2021 2022 2023 $0.79 $1.19 $1.16 2021 2022 2023 10.7% Margin 10.4% Margin 9.2% Margin 16.1% Margin 15.4% Margin 14.0% Margin Notes: See detailed reconciliations of non-GAAP to GAAP in the Appendix. Constant currency represents 2023 results at 2022 exchange rates.

Meaningful 1Q Progress Toward Free Cash Flow Target

(Non-GAAP, $ millions)

Full-Year 2023 Target



$865 - $915
D&A / Other
~ $240
Op Profit
$625 - $675
($55)
($130)
($175)
($180)
~40%
Conversion from Adjusted EBITDA
$325 - $375
Adj. EBITDA
WC, Cash Restructuring & Deferred Payments
Cash Taxes
Cash Interest
Cash CapEx[1]
Free Cash Flow before Dividends

- 1Q free cash flow up $23M (+38%) year-over-year, driven by EBITDA and working capital improvements
- Full-year target adjusted to reflect further restructuring actions:
  - Increased EBITDA by $10
  - Increased cash restructuring by $10
  - No net change to free cash flow
- On track to achieve 2x - 3x leverage target by YE23 as of May 10, 2023
  - 1Q23 leverage of 3.2x
  - Expected 2.6x - 2.8x by YE23

On Track to Deliver Our Full-Year 2023 Free Cash Flow Target As of May 10, 2023

Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results in the appendix.
1. Includes cash proceeds from sale of property, equipment and investments.

BRINKS 22

23 $788 $813 $815 3 $831 3 2022 Actual Q1 2023 TTM Actual Net Debt and Leverage Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. 1. Net of unamortized debt issuance costs of $8 million as of 12/31/2022 and $7 million as of 3/31/2023. 2. Net Debt divided by Adjusted EBITDA. 3. Adjusted to include NoteMachine acquisition impact based on the fiscal year ended June 30, 2022, at exchange rates as of 9/30/2022. 4. Bank-def ined. Bank defined EBITDA includes TTM EBITDA, plus projected 18 month synergies for acquisitions. Max ratio is 3.5x. 5. Lev erage range is dependent on share repurchase activity. Leverage of 2.8x assumes full utilization remaining share repurchase authorization. (Non-GAAP, $ millions) Net Debt Adjusted EBITDA and Financial Leverage Adjusted EBITDA $992 $993 $1,524 $1,645 $2,516 $2,638 12/31/2022 Actual 3/31/2023 Actual Unsecured Senior Notes1 Secured Net Debt Leverage Ratio2 3.2 3.2 Adjusted Leverage Ratio3 3.1 3.2 Secured Leverage Ratio4 2.1 2.1 Expect Leverage of 2.6x – 2.8x by Year-End 20235

2021-2023 Non-GAAP Results Reconciled to GAAP (1 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2021		2022		2023
	Q1	Full Year	Q1	Full Year	Q1
Revenues:					
GAAP	$ 977.7	4,200.2	$ 1,074.0	4,535.5	$ 1,185.4
Non-GAAP	$ 977.7	4,200.2	$ 1,074.0	4,535.5	$ 1,185.4
Operating profit (loss):					
GAAP	$ 61.7	354.7	$ 62.4	361.3	$ 79.8
Reorganization and Restructuring[a]	6.6	43.6	11.7	38.8	14.2
Acquisitions and dispositions[a]	18.7	71.9	15.2	86.6	22.0
Argentina highly inflationary impact[a]	3.9	11.9	6.1	41.7	11.2
Change in allowance estimate[a]	-	-	16.7	15.6	-
Ship loss matter[a]	-	-	-	4.9	-
Chile antitrust matter[a]	-	9.5	-	1.4	0.2
Internal loss[a]	(0.8)	(21.1)	-	-	-
Non-GAAP	$ 90.1	470.5	$ 112.1	550.3	$ 127.4
Interest expense:					
GAAP	$ (27.2)	(112.2)	$ (27.9)	(138.8)	$ (46.6)
Acquisitions and dispositions[a]	0.3	1.3	0.4	1.2	0.2
Non-GAAP	$ (26.9)	(110.9)	$ (27.5)	(137.6)	$ (46.4)
Taxes:					
GAAP	$ 13.6	120.3	$ (41.1)	41.4	$ 20.3
Retirement plans[c]	1.9	7.7	0.7	2.9	(0.6)
Reorganization and Restructuring[a]	1.6	11.7	1.2	8.2	2.7
Acquisitions and dispositions[a]	0.5	2.5	0.8	20.7	2.4
Argentina highly inflationary impact[a]	(0.3)	(1.1)	(0.2)	(2.0)	(0.5)
Change in allowance estimate[a]	-	-	4.0	3.7	-
Valuation allowance on tax credits[d]	-	-	58.3	53.2	(2.6)
Ship loss matter[a]	-	-	-	1.3	-
Chile antitrust matter[a]	-	-	-	0.5	-
Internal loss[a]	(0.4)	(1.3)	-	-	-
Deferred tax valuation allowance[e]	-	(12.8)	-	-	-
Income tax rate adjustment[b]	4.7	-	2.4	-	4.4
Non-GAAP	$ 21.6	127.0	$ 26.1	129.9	$ 26.1

Amounts may not add due to rounding.
See slide 26 for footnote explanations.

BRINKS 24

2021-2023 Non-GAAP Results Reconciled to GAAP (2 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions, except for per share amounts)

	2021 Q1	2021 Full Year	2022 Q1	2022 Full Year	2023 Q1
Income (loss) from continuing operations attributable to Brink's:					
GAAP	$ 12.7	103.1	$ 71.4	173.5	$ 14.3
Retirement plans[c]	4.5	22.1	2.4	8.1	(1.6)
Reorganization and Restructuring[a]	4.9	31.4	10.5	30.5	11.5
Acquisitions and dispositions[a]	18.2	65.4	13.8	63.5	20.1
Argentina highly inflationary impact[a]	4.2	13.4	6.9	47.6	12.0
Change in allowance estimate[a]	-	-	12.7	11.9	-
Valuation allowance on tax credits[d]	-	-	(58.3)	(53.2)	2.6
Ship loss matter[a]	-	-	-	3.6	-
Chile antitrust matter[a]	-	9.5	-	0.9	0.2
Internal loss[a]	(0.4)	(19.8)	-	-	-
Deferred tax valuation allowance[e]	-	12.8	-	-	-
Income tax rate adjustment[b]	(4.0)	-	(2.0)	-	(4.1)
Non-GAAP	$ 40.1	237.9	$ 57.4	286.4	$ 55.0
EPS:					
GAAP	$ 0.25	2.06	$ 1.48	3.63	$ 0.30
Retirement plans[c]	0.09	0.44	0.05	0.17	(0.03)
Reorganization and Restructuring[a]	0.10	0.63	0.22	0.64	0.24
Acquisitions and dispositions[a]	0.36	1.31	0.29	1.33	0.42
Argentina highly inflationary impact[a]	0.08	0.27	0.14	1.00	0.26
Change in allowance estimate[a]	-	-	0.26	0.25	-
Valuation allowance on tax credits[d]	-	-	(1.21)	(1.11)	0.05
Ship loss matter[a]	-	-	-	0.08	-
Chile antitrust matter[a]	-	0.19	-	0.02	-
Internal loss[a]	(0.01)	(0.40)	-	-	-
Deferred tax valuation allowance[e]	-	0.26	-	-	-
Income tax rate adjustment[b]	(0.08)	-	(0.04)	-	(0.09)
Non-GAAP	$ 0.79	4.75	$ 1.19	5.99	$ 1.16
Depreciation and Amortization:					
GAAP	$ 54.8	239.5	$ 61.0	245.8	$ 67.6
Reorganization and Restructuring[a]	(0.1)	(0.3)	-	(1.0)	(1.1)
Acquisitions and dispositions[a]	(9.9)	(47.8)	(12.7)	(52.1)	(14.0)
Argentina highly inflationary impact[a]	(0.5)	(2.2)	(0.7)	(2.9)	(1.1)
Non-GAAP	$ 44.3	189.2	$ 47.6	189.8	$ 51.4

Amounts may not add due to rounding.
See slide 26 for footnote explanations.

BRINKS 25

2021-2023 Non-GAAP Results Reconciled to GAAP (3 of 3) with 2018-2020 Adj. EBITDA

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2018 Full Year	2019 Full Year	2020 Full Year	2021 Q1	2021 Full Year	2022 Q1	2022 Full Year	2023 Q1
Adjusted EBITDA[f]:								
Net income attributable to Brink's - GAAP	$ (33.3)	$ 29.0	$ 16.0	$ 12.7	105.2	$ 71.3	170.6	$ 15.0
Interest expense - GAAP	66.7	90.6	96.5	27.2	112.2	27.9	138.8	46.6
Income tax provision - GAAP	70.0	61.0	56.6	13.6	120.3	(41.1)	41.4	20.3
Depreciation and amortization - GAAP	162.3	185.0	206.8	54.8	239.5	61.0	245.8	67.6
EBITDA	$ 265.7	$ 365.6	$ 375.9	$ 108.3	577.2	$ 119.1	596.6	$ 149.5
Discontinued operations - GAAP	-	(0.7)	0.8	-	(2.1)	0.1	2.9	(0.7)
Retirement plans[c]	33.2	47.3	33.8	6.4	29.8	3.1	11.0	(2.2)
Venezuela operations[a][g]	(1.0)	0.9	-	-	-	-	-	-
Reorganization and Restructuring[a]	18.7	28.6	65.5	6.4	42.8	11.7	37.7	13.1
Acquisitions and dispositions[a]	28.1	56.8	53.0	8.5	18.8	1.5	30.9	8.3
Argentina highly inflationary impact[a]	7.5	12.7	8.8	3.4	10.1	6.0	42.7	10.4
Change in allowance estimate[a]	-	-	-	-	-	16.7	15.6	-
Ship loss matter[a]	-	-	-	-	-	-	4.9	-
Chile antitrust matter[a]	-	-	-	-	9.5	-	1.4	0.2
Internal loss[a]	-	20.9	6.9	(0.8)	(21.1)	-	-	-
Reporting compliance[a]	4.5	2.1	0.5	-	-	-	-	-
Gain on lease termination[h]	-	(5.2)	-	-	-	-	-	-
Loss on deconsolidation of Venezuela operations[i]	126.7	-	-	-	-	-	-	-
Income tax rate adjustment[b]	-	-	-	0.7	-	0.4	-	0.3
Share-based compensation[j]	28.3	35.0	31.3	7.6	34.0	7.1	48.6	11.8
Marketable securities (gain) loss[k]	(2.7)	2.9	(10.5)	(3.4)	(16.4)	(0.3)	(4.0)	(0.2)
Adjusted EBITDA	$ 509.0	$ 566.9	$ 566.0	$ 137.1	682.6	$ 165.4	788.3	$ 190.5

The 2023 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization, U.S. retirement plan costs and approved restructuring actions. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We have also not forecasted changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2023. The 2023 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2023.

a) See "Other Items Not Allocated To Segments" on slides 28-32 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 33.6% for 2021, 30.3% for 2022 and is estimated at 31.0% for 2023.
c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results.
d) In 2022, we released a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes with such amount being further adjusted in the first quarter of 2023. The valuation allowance release was due to new foreign tax credit regulations published by the U.S. Treasury in January 2022.
e) There was a change in judgement resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected Canada operating results.
f) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.
g) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.6 million in the second half of 2018 and $0.9 million in 2019 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.
h) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.
i) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.
j) Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the first quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
k) Due to the impact of Argentina highly inflationary accounting, there was a $0.5 million non-GAAP adjustment for a gain in 2018, a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020, a $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, a $2.0 million non-GAAP adjustment for a loss in the fourth quarter of 2022, and a $0.3 million non-GAAP adjustment for a loss in the first quarter of 2023. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.

BRINKS 26

2014-2020 Non-GAAP Results Reconciled to GAAP

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2014 Full Year	2015 Full Year	2016 Full Year	2017 Full Year	2018 Full Year	2019 Full Year	2020 Full Year
Revenues:							
GAAP	$ 3,562.3	3,061.4	3,020.6	3,347.0	3,488.9	3,683.2	3,690.9
Venezuela operations[(a)]	(211.8)	(84.5)	(109.4)	(154.1)	(51.4)	-	-
Acquisitions and dispositions[(a)]	-	-	(2.8)	-	-	0.5	-
Internal loss[(a)]	-	-	-	-	-	(4.0)	-
Non-GAAP	$ 3,350.5	2,976.9	2,908.4	3,192.9	3,437.5	3,679.7	3,690.9
Operating profit (loss):							
GAAP	$ 59.4	96.4	184.5	273.9	274.7	236.8	213.5
Venezuela operations[(a)]	94.8	45.6	(18.5)	(20.4)	(2.3)	-	-
Reorganization and Restructuring[(a)]	21.8	15.3	30.3	22.6	20.6	28.8	66.6
Acquisitions and dispositions[(a)]	(43.9)	10.2	19.5	5.3	41.4	88.5	83.1
Argentina highly inflationary impact[(a)]	-	-	-	-	8.0	14.5	10.7
Internal loss[(a)]	-	-	-	-	-	20.9	6.9
Reporting compliance[(a)]	-	-	-	-	4.5	2.1	0.5
Share-based compensation adj.[(a)]	2.4	-	-	-	-	-	-
Non-GAAP	$ 134.5	167.5	215.8	281.4	346.9	391.6	381.3

a) See "Other Items Not Allocated To Segments" on slides 28-32 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.

Amounts may not add due to rounding.

BRINKS 27

28 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2022 Global Restructuring Plan In the first quarter of 2023, management completed the review and approval of the previously announced restructuring plan across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. In total, we have recognized $32.6 million in charges under this program, including $10.4 million in the first three months of 2023. We expect total expenses from this program to be between $42 million and $48 million. 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, an additional $17.3 million in 2017, and $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. 2014 Restructuring Brink’s reorganized and restructured its business in December 2014. Severance costs of $21.8 million associated with these actions were recognized in 2014 and an additional $1.9 million in costs were recognized in 2015 related to this restructuring. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017 and $7.6 million in 2018, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. We recognized $16.6 million net costs in 2022, primarily severance costs. The majority of the costs from 2022 restructuring plans result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic. We recognized $43.6 million net costs in 2021, primarily severance costs. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results.

29 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2023 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $14.0 million in the first three months of 2023. • We recognized $3.3 million in charges in Argentina in the first three months of 2023 for an inflation-adjusted labor increase to expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022. • Net charges of $0.5 million for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $0.4 million in integration costs, primarily related to PAI, in the first three months of 2023. • Transaction costs related to business acquisitions were $0.5 million in the first three months of 2023. • We recognized a $2.0 million loss on the disposition of Russia-based operations in the first three months of 2023. • Compensation expense related to the retention of key PAI employees was $0.6 million in the first three months of 2023. 2022 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $52.0 million in 2022. • We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022. • Net charges of $7.8 million for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022. • Transaction costs related to business acquisitions were $5.6 million in 2022. • Restructuring costs related to acquisitions were $0.2 million in 2022. • Compensation expense related to the retention of key PAI employees was $3.5 million in 2022. 2021 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $47.7 million in 2021. • We incurred $10.5 million in integration costs, primarily related to G4S, in 2021. • Transaction costs related to business acquisitions were $6.5 million in 2021. • Restructuring costs related to acquisitions were $5.3 million in 2021. • Compensation expense related to the retention of key PAI employees was $1.8 million in 2021. 2020 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $35.1 million in 2020. • We incurred $23.5 million in integration costs related to Dunbar and G4S in 2020. • Transaction costs related to business acquisitions were $19.3 million in 2020. • Restructuring costs related to acquisitions were $4.7 million in 2020.

30 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) 2019 Acquisitions and Dispositions • We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. • Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. • Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019. • Transaction costs related to business acquisitions were $7.9 million in 2019. • Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019. • In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil. 2018 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. • Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. • 2018 transaction costs related to business acquisitions were $6.7 million. • We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. • Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. • We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. 2017 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. • A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. • We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. • Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. • We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. 2016 Acquisitions and Dispositions • Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. • Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. • Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. 2015 Acquisitions and Dispositions • These items related primarily to Brink's sale of its 70% interest in a cash management business in Russia in the fourth quarter of 2015 from which we recognized a $5.9 million loss on the sale. • Amortization expense for acquisition-related intangible assets was $4.2 million in 2015. 2014 Acquisitions and Dispositions • Brink’s sold an equity investment in a CIT business in Peru and recognized a $44.3 million gain. Other divestiture gains were $0.6 million. • A favorable adjustment of $0.7 million to the 2010 business acquisition gain for Mexico. • Amortization expense for acquisition-related intangible assets was $5.5 million in 2014.

31 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the first three months of 2023, we recognized $11.2 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.8 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. These amounts are excluded from non-GAAP results. Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions, particularly the effects of the coronavirus (COVID-19) pandemic, in determining an appropriate allowance. As many of our regions begin to recover from the pandemic, we have re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. There was no impact in the first quarter of 2023. Due to the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results. Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered damages and losses. Brink’s cargo did not suffer any damage. The ship owner declared a general average claim to recover losses to the ship and cargo from customers with undamaged cargo, including Brink’s, based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the contingency and the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non- GAAP results. Chile antitrust matter In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. In 2022, we recognized an additional $1.4 million adjustment to our estimated loss as a result of a change in currency rates. In the first three months of 2023, we recognized an additional $0.2 million adjustment to our estimated loss as a result of a change in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results.

32 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $20.1 million in the second half of 2019. We estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease in bad debt expense of $3.7 million, primarily related to collection of these receivables. We also recognized $1.3 million of legal charges in 2021 as we attempted to collect additional insurance recoveries related to these receivables losses. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries related to these internal losses. In 2022, we did not incur any charges related to the internal loss. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results. Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2018, 2019 and 2020 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($2.7 million in 2018, $1.8 million in 2019 and $0.5 million in 2020) and the mitigation of material weaknesses ($1.8 million in 2018 and $0.3 million in 2019). Share-based compensation adjustment Accounting adjustment related to share-based compensation of $2.4 million in 2014 was not allocated to segment results. The accounting adjustments revised the accounting for certain share-based awards from fixed to variable fair value accounting. As of July 11, 2014, all outstanding equity awards had met the conditions for a grant date as defined in ASC Topic 718 and have since been accounted for as fixed share-based compensation expense.

Non-GAAP Reconciliation – Cash Flows

	Full Year 2018	Full Year 2019	Full Year 2020	Full Year 2021	Q1 2022	Full Year 2022	Q1 2023
Free cash flow before dividends							
Cash flows from operating activities							
Operating activities - GAAP	$ 364.1	368.6	317.7	478.0	$ (76.3)	479.9	$ (45.1)
Venezuela operations	(0.4)	-	-	-	-	-	-
(Increase) decrease in restricted cash held for customers	(44.4)	(23.7)	(116.3)	(60.2)	52.5	(50.0)	43.7
(Increase) decrease in certain customer obligations[(a)]	1.7	(11.4)	6.5	(15.7)	0.1	(50.0)	9.6
G4S intercompany payments[(b)]	-	-	111.1	2.6	-	-	-
Operating activities - non-GAAP	$ 321.0	333.5	319.0	404.7	$ (23.7)	379.9	$ 8.2
Capital expenditures - GAAP	(155.1)	(164.8)	(118.5)	(167.9)	(37.0)	(182.6)	(45.2)
Proceeds from sale of property, equipment and investments	4.0	10.3	5.3	7.7	1.2	5.7	0.3
Free cash flow before dividends	$ 169.9	179.0	205.8	244.5	$ (59.5)	203.0	$ (36.7)

a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers' accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.
b) In the fourth quarter of 2020, we changed our definition of free cash flow before dividends to exclude payments made to G4S for net intercompany receivables and to include proceeds from sale of property, equipment and investments. All previously disclosed information for all periods presented has been revised.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, payments made to G4S for net intercompany receivables from the acquired subsidiaries, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our condensed consolidated statements of cash flows.

BRINKS 33

34 Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations - Net Debt (Unaudited) (In millions) a) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our l iquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our condensed consolidated balance sheets. Set forth above is a reconcil iation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, December 31, 2022 and March 31, 2023. December 31, March 31, (In millions) 2022 2023 Debt: Short-term borrowings 47.2$ 94.1$ Long-term debt 3,355.6 3,276.8 Total Debt 3,402.8 3,370.9 Less: Cash and cash equivalents 972.0 816.6 Amounts held by Cash Management Services operations(a) (85.2) (83.6) Cash and cash equivalents available for general corporate purposes 886.8 733.0 Net Debt 2,516.0$ 2,637.9$